Master Investment
PortfolioBond Index Master
Portfolio (Series 12)
Transactions
Effected Pursuant to Rule 10f-3
N-SAR Item 77(O)
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

                                                                                           Aggregate   Aggregate           Total
                                                  Underwriter                             Principal  Principal Purchase Commission
                                Date of  Date of  From Whom             Affiliated         Amount     Amount    Price       Paid to
     Issuer                     Offering Purchase Purchased            Underwriter       of Offering  Purchased Per Share Affiliate

Burlington Resources Finance Co.11/8/01  11/8/01  Morgan Stanley & Co. Barclays Capital  $500,000,000 $1,000,000 $99.984     $-
FirstEnergy Corp.               11/8/01  11/8/01  Morgan Stanley & Co. Barclays Capital 1,000,000,000  1,000,000  99.888      -
AT&T Corp.                      11/15/01 11/15/01 First Boston Corp.   Barclays Capital 1,500,000,000  2,000,000  99.985      -
Cingular Wireless               12/6/01  12/6/01  Lehman Brothers      Barclays Capital   500,000,000  1,000,000  99.638      -
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